Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE PROVIDES BUSINESS UPDATE REINFORCING THE COMPANY’S STRENGTH TO NAVIGATE COVID-19
Actions are expected to result in positive cash flow during fiscal 2020

Rockford, Michigan, March 26, 2020 - Wolverine World Wide, Inc. (NYSE: WWW) today provided a business update, further highlighting the Company’s strong liquidity, supply chain stability, and agile business model, while detailing the proactive and precautionary measures it is taking to navigate the current environment. The Company also commented on the on-line demand for certain products as consumers adjust their lifestyles for social distancing.
Capital preservation, expense controls and positive cash flows
The Company is acting quickly and taking a series of proactive measures to conserve capital during this period of disruption. Most importantly, it is leveraging its nimble supply chain to significantly reduce inventory receipts to adjust for lower demand during periods of store closures and restrictions in certain countries. In addition, the Company has taken steps to reduce capital outflows until business conditions stabilize, by delaying most capital projects and suspending share repurchases. Operating expenses are being significantly reduced to respond to a conservative outlook for the rest of the year. These working capital and operating expense actions are expected to result in up to $500 million of cash savings for the remainder of 2020, with much of the benefit expected in the next two quarters where the business outlook is most challenging. These actions are expected to allow the Company to generate over $150 million of positive operating cash flows in 2020.
The Company maintains a credit facility with total capacity of $1.75 billion that expires in December 2023, which includes an $800 million revolving line of credit. In an abundance of caution and as a precautionary measure the Company has drawn down the remainder of its revolving credit line. This draw down strengthens the Company’s cash position resulting in approximately $450 million of cash on hand. In addition, the Company has uncommitted incremental borrowing capacity of approximately $760 million under the credit facility, subject to certain specified conditions.
Infrastructure is fully operational, enabling ecommerce orders and meeting increased on-line demand
The Company notes that its supply chain, logistics and distribution centers are currently operational allowing it to service all customers, especially through its owned and third-party on-line channels, which represent nearly 40% of total U.S. sales. Through strong product offerings and relevant consumer messaging, the Company has driven mid-teens ecommerce growth in the first quarter and recent trends in this channel are very encouraging. The Company’s portfolio of brands supports key consumer mindsets and activities with particular strength in the run, hike and walk categories. In addition, the Company’s work boot category, which represents 15% of overall revenues has experienced increased on-line demand for core work, military, police, fire and other first responder products.
COVID-19 response efforts
In support of COVID-19 response efforts, the Company has recently donated approximately 25,000 protective masks to a local hospital group in Michigan and plans to supply more masks in both Boston and Michigan. The Company is in the early stages of leveraging its U.S. based ReChaco manufacturing facility for further mask production to make similar donations. In addition, several of the Company’s brands have donated footwear to healthcare and first responders to assist in the current response efforts.
“The unprecedented COVID-19 outbreak brings new information each day. We are fully operational and have proactively positioned our business to navigate through this uncertain time and emerge stronger. Our prompt liquidity measures, significant expense reductions and heightened inventory discipline are expected to allow the Company to deliver positive cash flow in 2020,” said Blake Krueger, Wolverine’s Chairman, Chief Executive Officer and President, “and we will continue to protect the safety of our teams and partners while stepping up to serve our communities.”
The Company plans to provide more information during its first quarter earnings call.
ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. (NYSE: WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates® and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s global growth, liquidity and uses of capital, and the Company’s fiscal 2020 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing, including as a result of the developing situation regarding the coronavirus (COVID-19) outbreak that began in Wuhan, China; the disruption of business and operations due to the coronavirus (COVID-19) outbreak; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.